UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 30, 2010

Clear Skies Solar, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53105	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Country Road, Suite 610 Mineola, NY	11501-4241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 282-7652

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2010, Clear Skies Solar, Inc. (the “Company”) entered into an agreement with Alpha Capital Anstalt (“Alpha”) pursuant to which Alpha agreed to convert outstanding promissory notes issued by the Company to Alpha in the aggregate principal amount of $275,000 (the “Notes”); provided that following a conversion the holder of the Notes, together with its affiliates, would not beneficially own greater than 9.99% of the outstanding shares of the Company’s common stock. The holder of the Notes may waive this limitation effective 61 days following written notice to the Company.

In addition, Alpha (a) waived any and all rights under the Notes and related subscription agreement (the “SA”) relating to: (i) any rights of first refusal, (ii) anti-dilution and most favored nations provisions, and (iii) negative covenants in the SA, including but not limited to limitations on filing of any registration statements under the Securities Act of 1933, as amended, and transactions with affiliates and other insiders, and (b) released any and all security interests in any collateral pledged to Alpha to secure the Notes.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 1.02. Termination of Material Definitive Agreement.

On August 4, 2010, the holders of warrants to purchase an aggregate of 34,803,333 shares of the Company’s common stock agreed to cancel such warrants.

Item 3.02. Unregistered Sales of Equity Securities.

On July 30, 2010, the Company sold a thirty day warrant to purchase up to 41,131,212 shares of the Company’s common stock (the “Warrant”) at a cash exercise price of $.007901542 per share, for a purchase price of $325,000 to Barry Honig. The Warrant is exercisable for a period of thirty (30) days following issuance, so long as the five day average trading price of a share of the Company’s common stock is equal to or greater than $0.50 per share at any time during such period.

The Warrant contains limitations on exercise, including that the holder may not convert the Warrant to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Subscriber to the Company, of up to 9.99%).

The Warrant was issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

4.1

Thirty day warrant to purchase 41,131,212 shares of common stock, dated July 30, 2010.

10.1

Agreement, dated August 2, 2010, by and among Clear Skies Solar, Inc. and Alpha Capital Anstalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 5, 2010

Clear Skies Solar, Inc.

By: /s/ Arthur L. Goldberg

Arthur L. Goldberg

Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

4.1

Warrant to purchase 41,131,212 shares of common stock, dated July 30, 2010

10.1

Agreement, dated August 2, 2010, by and among Clear Skies Solar, Inc. and Alpha Capital Anstalt

4